Exhibit 99.1

Healthcare Triangle, Inc. Announces Nasdaq Hearings Panel’s Grant of the Company’s Request for Continued Listing of its Securities.

Pleasanton, California, July 7, 2025. (NewsMediaWire) -- Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the “Company”), a visionary leader in digital transformation solutions for the healthcare and life sciences industries, today announced today announces that the Nasdaq Stock Market (or “Nasdaq”) Hearings Panel (or “the Company’s Panel”) has granted the company’s request for its continued listing of the Company’s securities on the Nasdaq. This decision followed a review of a Public Interest Concern raised by Nasdaq’s Listing Qualifications Department.

After careful consideration, the Panel determined that Healthcare Triangle Inc. is in compliance with Nasdaq’s shareholders’ equity rule and granted the Company a continued listing exception to resolve previously noted deficiencies. The Panel will impose a Discretionary Panel Monitor for a one-year period following any compliance determination.

The Panel granted the Company’s request for continued listing on the Exchange, subject to the following:

1.	On or before August 8, 2025, the Company must effect a reverse stock split at a ratio sufficient to achieve and maintain long-term compliance with the Bid Price Rule and notify the Panel that it has done so; and

2.	On or before September 5, 2025, the Company must demonstrate compliance with the Bid Price Rule by maintaining a $1 closing bid price for a minimum of twenty consecutive trading days.

“We are elated and grateful to Nasdaq’s Panel for reaching it’s determination, allowing us to continue with our listing intact, providing our investor base along with new investors with the ability to continue to trade our securities,” said Dave Rosa, Chaiman of the Board of Directors at HCTI. “Moving forward, we remain optimistic on advancing our mission by executing our strategic plan for maximum growth and sustainability as we empower healthcare organizations through cutting-edge cloud technologies, AI-driven analytics, and secure data platforms.”

Healthcare Triangle Inc. remains dedicated to providing updates to shareholders and stakeholders as it continues its focus on enhancing shareholder value.

About Healthcare Triangle (HCTI)

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare, including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST’s Risk-based, 2-year (r2) certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, clinical and business performance optimization. www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995), and include, among others, statements regarding the consummation of the private placement, satisfaction of the customary closing conditions of the private placement and the use of the proceeds therefrom. Such forward-looking statements include our expectations and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions, including market and other conditions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors out lined in the company’s annual report on form 10-K for the year ended December 31, 2024, on file with the Securities Exchange Commission (the “SEC”) and in previous filings, subsequent filings and future periodic reports filed with the SEC. All the company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Investors:

1-800-617-9550

ir@healthcaretriangle.com